UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

W. R. BERKLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2013, W. R. Berkley Corporation (the “Company”) completed a public offering of $350 million aggregate principal amount of its 5.625% Subordinated Debentures due 2053 (the “Securities”). The terms of the Securities are set forth in the Subordinated Indenture, dated as of May 2, 2013 (the “Subordinated Indenture”), as supplemented and amended by the First Supplemental Indenture, dated as of May 2, 2013 (the “First Supplemental Indenture” and together with the Subordinated Indenture, the “Indenture”), each between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The foregoing descriptions of the Indenture and the Securities are qualified in their entirety by reference to the terms of such documents, which are filed hereto as Exhibits 4.1 and 4.2, and incorporated by reference herein.

On May 2, 2013, Willkie Farr & Gallagher LLP, counsel to the Company, issued an opinion and consent (attached hereto as Exhibits 5.1 and 23.1, respectively, and incorporated herein by reference) as to the validity of the Securities.

Item 9.01 Financial Statements and Exhibits.

The exhibits to this report are incorporated by reference into Registration Statement (No. 333-178121) filed by the Company.

(d) Exhibits

4.1	Subordinated Indenture, dated as of May 2, 2013, between the Company and the Trustee.

4.2	First Supplemental Indenture, dated as of May 2, 2013, between the Company and the Trustee, including the form of the Securities attached as Exhibit A thereto.

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the Securities.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/ Eugene G. Ballard
	Name:	Eugene G. Ballard
	Title:	Senior Vice President

Date: May 2, 2013

EXHIBIT INDEX

Exhibit:

4.1	Subordinated Indenture, dated as of May 2, 2013, between the Company and the Trustee.

4.2	First Supplemental Indenture, dated as of May 2, 2013, between the Company and the Trustee, including the form of the Securities attached as Exhibit A thereto.

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the Securities.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).